Exhibit 99.2

Green Visor Financial Technology Acquisition Corp. I Confirms Funding and Extension of Deadline to Complete Initial Business Combination

SAN FRANCISCO, CALIFORNIA, February 13, 2023 - Green Visor Financial Technology Acquisition Corp. I (Nasdaq: GVCI) (the “Company”) announced today that its sponsor, Green Visor Capital SPAC I Holdings LLC (the “Sponsor”), has timely deposited an additional $2,001,000 (the “Extension Payment”) into the Company’s trust account for its public stockholders. This deposit enables the Company to extend the date by which the Company has to complete its initial business combination from February 12, 2023 to May 12, 2023 (the “Extension”). The Extension provides the Company with additional time to complete its initial business combination.

The Sponsor loaned the Extension Payment to the Company, which loan is convertible, at the Sponsor’s discretion, into warrants identical to the private placement warrants issued in the Company’s private placement that was consummated in connection with the Company’s initial public offering.

About Green Visor Financial Technology Acquisition Corp. I

Green Visor Financial Technology Acquisition Corp. I is a blank-check Cayman Islands exempted company formed by Green Visor Capital SPAC I Holdings LLC, for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or assets.

Cautionary Note Concerning Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the company, including those set forth in the Risk Factors section of the company’s registration statement on Form S-1 and prospectus filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.